Exhibit 3.2

File Number 5417-426-8

STATE OF ILLINOIS

Office of the Secretary of State

-Eagle Logo-

Whereas, Articles of Amendment to the Articles of Incorporation of West Suburban Bancorp. Inc.  Incorporated under the laws of the State of Illinois have been filed in the Office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 2nd day of November A.D. 1988 and of the Independence of the United States the Two hundred and 13th.

Seal of the State of Illinois

/s/ Jim Edgar
Secretary of State

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF AMENDMENT

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE	The name of the corporation is West Suburban Bancorp, Inc. (Note 1)

ARTICLE TWO	The following amendments of the Articles of Incorporation were adopted on October 24, 1988 in the manner indicated below, (“X” one box only,)

☐

By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected or by a majority of the board of directors, in accordance with Section 10.10, the corporation having been issued no shares as of the time of adoption of this amendment.  (Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (Note 3)

☒

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.  (Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.  Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.  (Note 4)

☐

By the shareholders in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.  (Note 4)

(INSERT AMENDMENT)

Any article being amended is required to be set forth in its entirety.)  (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

(New Name)

All changes other than name, include on page 2
(over)

Resolutions

RESOLVED, that Article Four of the Articles of Incorporation be amended in its entirety as follows:

“Article Four Paragraph 1:     The authorized shares shall be:

Class	Par Value per share	Number of shares authorized

Class A Common	N/A	1,000,000

Class B Common	N/A	1,000,000

Paragraph 2:  The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

Each holder of Class A Common Stock shall be allowed five (5) votes per share of Class A Common Stock on all matters acted upon by the shareholders.

Each holder of Class B Common Stock shall be allowed one (1) vote per share of Class B Common Stock on all matter acted upon by the shareholders.

In all other respects the Class A and Class B Common Stock shall be identical.

RESOLVED, that each share of Common Stock currently outstanding is automatically deemed and is designated as Class A Common Stock having all rights as set forth herein.

RESOLVED, that the Articles of Incorporation are hereby amended by adding the following Article Eight:

“Article Eight:	Cumulative voting of shares of stock of the Corporation shall not be allowed under any circumstances.”

ARTICLE THREE

The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (If not applicable, insert “No change”)

RESOLVED, that each share of common stock currently outstanding is automatically deemed and is designated as Class A Common Stock with all rights as set forth herein.

ARTICLE FOUR	(a) The manner in which said amendment affects a change in the amount of paid-in capital* is as follows. (If not applicable, insert “No change”)

(b) The amount of paid-in capital* as changed by this amendment is as follows. (If not applicable, insert “No change”)

	Before Amendment	After Amendment

Paid-in Capital	$	$

The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated October 24, 1988		West Suburban Bancorp, Inc.

attested by	/s/ James Bell	by	/s/ John A. Clark, President
	James Bell, Secretary		John A. Clark, President

* “Paid-In Capital” replaces the terms Started Capital and Paid-In Surplus and is equal to the total of these accounts.

NOTES AND INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only six instances, as follows:
(a) to remove the names and addresses of directors named in the articles of incorporation;
(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed;
(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(d) to change the corporate name by substituting the word “corporation”, “Incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05,
(f) to restate the articles of incorporation as currently amended. (§10.15)

NOTE 4:	All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent, of the holders of at lease 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.  (§10.20)

NOTE 5:

When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed.  If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.  (§§7.10 & 10.20)